As filed with the Securities and
Exchange Commission on September 9, 1997             Registration No. 333-
                                                                          ------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                ------------------

                                     FORM S-8
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933

                                ------------------

                           INVISION TECHNOLOGIES, INC.
              (Exact name of registrant as specified in its charter)

                               -------------------
         DELAWARE                                        94-3123544
(State of incorporation)                              (I.R.S. Employer
                                                     Identification No.)

                               -------------------

                               3420 E. THIRD AVENUE
                          FOSTER CITY, CALIFORNIA  94404
                                  (650) 578-1930
          (Address and telephone number of Principal Executive Offices)

                              EQUITY INCENTIVE PLAN
                             (Full title of the plan)

                                CURTIS P. DISIBIO
                              SENIOR VICE PRESIDENT
                             CHIEF FINANCIAL OFFICER
                               3420 E. THIRD AVENUE
                          FOSTER CITY, CALIFORNIA  94404
                                  (650) 578-1930
            (Name, address, and telephone number of agent for service)

                               --------------------

                                    Copies to:
                               ROBERT L. JONES, ESQ
                                COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                         PALO ALTO, CALIFORNIA 94306-2155
                                  (650) 843-5000

                         CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------
    Title of           Amount         Proposed maximum        Proposed maximum        Amount of
securities to be       to be           offering price            aggregate          registration
  registered         registered          per share(1)         offering price(1)         fee
- ------------------------------------------------------------------------------------------------
Common Stock        640,000 shares     $14.9375                $9,560,000           $2,897
(par value $.001)
- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sales price of Registrant's Common Stock on September 3, 1997 as reported on the Nasdaq National Market.

             INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
                    STATEMENT ON FORM S-8, FILE NO. 333-08559

The contents of the Registration Statement on Form S-8, File No. 333-08559, filed with the Securities and Exchange Commission on July 22, 1996 is incorporated by reference herein, with those changes set forth below.

ITEM 8.  EXHIBITS.


Exhibit No.   Description
- ----------    -----------

  5.1         Opinion of Cooley Godward LLP.
  23.1        Consent of Price Waterhouse LLP.
  23.2        Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
  24.1        Power of Attorney.  Reference is made to page 3 of this
              Registration Statement.
  99.1*       Equity Incentive Plan, as amended.

- -------------

* Previously filed with the SEC as an exhibit to the Company's 10-Q on August 14, 1997.

                                    SIGNATURES
                                    ----------

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on September 4, 1997.

                                  INVISION TECHNOLOGIES, INC.



                                  By: /s/ Sergio Magistri
                                      -----------------------------
                                         Dr. Sergio Magistri
                                         President and
                                         Chief Executive Officer




    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                     Title                         Date


/s/ Sergio Magistri       President, Chief Executive           September 4, 1997
- ----------------------
  Dr. Sergio Magistri     Officer and Director (Principal
                          Executive Officer)

/s/  Curtis P. SiSibio    Senior Vice President and Chief      September 4, 1997
- ----------------------    Financial Officer (Principal
  Curtis P. DiSibio       Financial and Accounting Officer)

/s/  Giovanni Lanzara     Chairman of the Board                September 4, 1997
- ----------------------
  Dr. Giovanni Lanzara

/s/  Bruno Trezza         Director                             September 4, 1997
- ---------------------
  Dr. Bruno Trezza

                                  EXHIBIT INDEX


Exhibit No.   Description
- ----------    -----------
  5.1         Opinion of Cooley Godward LLP.
  23.1        Consent of Price Waterhouse LLP.
  23.2        Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
  24.1        Power of Attorney.  Reference is made to page 3 of this
              Registration Statement.
  99.1        Equity Incentive Plan, as amended.

- ---------------

* Previously filed with the SEC as an exhibit on the Company's 10-Q on August 14, 1997.